Exhibit 10.14

PAYPAL HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Establishment of Plan. The board of directors (the “Board”) of PayPal Holdings, Inc. (the “Company”) hereby establishes this Employee Stock Purchase Plan (this “Plan”) pursuant to which the Company proposes to grant options to purchase shares of the Company’s common stock (“Common Stock”) to Eligible Employees (as defined in Section 4 below). This Plan shall apply to (i) Offering Periods, as defined in Section 5, beginning on or after the date (the “Effective Date”) on which shares of Common Stock are distributed to the stockholders of eBay Inc. (“eBay”) in 2015 pursuant to the Separation and Distribution Agreement between the Company and eBay dated [•], 2015 (the “Spin-Off”) and (ii) offering periods (relating to options to purchase shares of eBay common stock on any subsequent purchase date in an existing purchase period) that commenced prior to the Effective Date under the eBay Inc. Employee Stock Purchase Plan (the “eBay ESPP”) and are outstanding immediately prior to the effective time of the Spin-Off, to the extent the obligations with respect to such offering periods are assumed by the Company pursuant to Section 5(d) hereof in accordance with the terms of the Employee Matters Agreement between the Company and eBay Inc., entered into in connection with the Spin-Off (the “Employee Matters Agreement”), which offering periods under the eBay ESPP shall, effective as of the Spin-Off, be converted into Offering Periods hereunder covering the purchase of shares of Common Stock, on such terms as are set forth in the Employee Matters Agreement and made a part of this Plan (the “Assumed eBay ESPP Offerings”).

This Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code; and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator (as defined in Section 3 below) designed to achieve tax, securities laws or other objectives for Eligible Employees, the Company and its Participating Subsidiaries and Participating Affiliates (both, as hereinafter defined). Except as otherwise provided in this Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

For purposes of this Plan, “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code. “Participating Subsidiary” means any Subsidiary that the Administrator designates from time to time as eligible to participate in the 423 Component. For purposes of this Plan, “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator, whether now or hereafter existing (which, for avoidance of doubt, shall include any Subsidiary). “Participating Affiliate” means any Affiliate designated by the Administrator as eligible to participate in the Non-423 Component.

A total of [ • ] shares of Common Stock are initially reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2. Purpose. The purpose of this Plan is to provide Eligible Employees with a convenient means of acquiring an equity interest in the Company through payroll deductions or other contributions, to enhance such employees’ sense of participation in the affairs of the Company.

3. Administration.

(a) This Plan shall be administered by the Compensation Committee of the Board (the “Administrator”), provided, however, that the Board may determine to administer the Plan, in its sole discretion, and in such case any references to the Administrator in the Plan shall be taken to be references to the Board. Subject to the provisions of the Plan, the Administrator shall have exclusive authority, in its sole discretion, to determine all matters relating to options granted under the Plan, including, without limitation, the authority to: (i) construe, interpret, reconcile any inconsistency in, correct any default in, supply any omission in, and apply the terms of, the Plan and any subscription agreement or other instrument or agreement relating to the Plan, (ii) adjudicate all disputed claims filed under the Plan (including making factual determinations), (iii) determine the terms and conditions of any Offering (as defined in Section 5 below) and any option under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (v) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(b) The Administrator shall have exclusive authority, in its sole discretion, to (i) designate separate Offerings under the Plan, (ii) determine which entities shall be Participating Subsidiaries or Participating Affiliates, (iii) determine who is an Eligible Employee, (iii) change the length and duration of Offering Periods and Purchase Periods (as such terms are defined in Section 5 below), (iv) limit the frequency and/or number of changes in the amount deducted or contributed during an Offering Period or Purchase Period, (v) permit payroll deductions or other contributions in excess of the amount designated by a participant in the Plan in order to adjust for administrative errors in the Company’s processing of properly submitted subscription agreements and/or changes in contribution amounts, (vi) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Plan participant properly correspond with payroll deductions or other contribution amounts, and (vii) establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) Further, the Administrator may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are citizens or residents of a non-U.S. jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provision in Section 1 above setting forth the number of shares of Common Stock reserved for issuance under the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, any such sub-plan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the application of the definition of Compensation (as defined in Section 9(b) below) to participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures and handling of stock certificates that vary with applicable local requirements.

(d) The Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Administrator may delegate its duties and authority to such of the Company’s officers or employees as it so determines.

4. Eligibility.

(a) Unless otherwise provided in this Section 4 and subject to the requirements of Section 6, any Eligible Employee on a given Offering Date (as defined in Section 5 below) shall be eligible to participate in the Plan.

(b) For purposes of this Plan, “Eligible Employee” means any individual who is treated as an employee in the records of the Company or any Participating Subsidiary or Participating Affiliate, in each case regardless of any subsequent reclassification by the Company or by any Participating Subsidiary or Participating Affiliate, any governmental agency, or any court, and subject to the qualifications set forth in this section.

(c) For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the applicable Participating Subsidiary or Participating Affiliate so long as the leave does not exceed three (3) months or, if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company or the applicable Participating Subsidiary or Participating Affiliate which provides for a right of reemployment following the leave of absence.

(d) Notwithstanding the foregoing, for all options to be granted on an Offering Date, the definition of Eligible Employee will not include an individual, if (i) the individual is not employed by the Company or a Participating Subsidiary or Participating Affiliate, as applicable, ten (10) business days before the beginning of such Offering Period and/or (ii) the employee, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

(e) The Administrator, in its sole discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2 for options granted under the 423 Component) that the definition of Eligible Employee will or will not include an individual if he or she: (i) customarily works twenty (20) hours or less per week (or such lesser period of time as may be determined by the Administrator in its sole discretion), or (ii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its sole discretion). Under the 423 Component, such exclusions shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(f) In the case of the 423 Component, Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code (or to the extent such exclusion is permitted under Section 423 of the Code). In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employees is not advisable or practicable.

(g) A participant in the Plan shall cease to be an Eligible Employee upon termination of employment (as further described in Section 12 below), upon the entity employing such participant during an Offering Period ceasing to be an Affiliate, or upon the participant transferring to an Affiliate that is not a Participating Subsidiary or Participating Affiliate.

5. Offerings; Offering Periods; Purchase Periods.

(a) For purposes of this Plan, “Offering” means an offer of an option under the Plan that may be exercised on one or more Purchase Dates (as hereinafter defined) during an Offering Period. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company, a Participating Subsidiary or a Participating Affiliate shall be deemed a separate Offering (the terms of which Offering under the Non-423 Component need not be identical), even if the dates and other terms of the separate Offerings are identical and the provisions of the Plan shall separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the 423 Component need not be identical, provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(b) Except as otherwise specified by the Administrator prior to the commencement of an Offering Period (as defined below): (i) the offering periods of this Plan (each, an “Offering Period”) shall be twenty-four (24) month periods commencing on May 1 and November 1 of each year and ending on April 30 and October 31 of each year, and (ii) each Offering Period shall consist of four (4) six-month purchase periods (each, a “Purchase Period”) during which payroll deductions or other contributions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date.” The last business day of each Purchase Period is referred to as the “Purchase Date.”

(c) The Administrator shall have the power to change the duration of Offering Periods with respect to Offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Notwithstanding the foregoing, in the event of a merger, recapitalization, restructuring or other corporate transaction affecting the Common Stock, the Administrator may, without stockholder approval and in accordance with applicable law, shorten the duration of Offering Periods (other than with respect to any Assumed eBay ESPP Offerings) or establish other Offering Periods in addition to those described above, which shall be subject to any specific terms and conditions that the Administrator approves, including requirements with respect to eligibility, participation, the establishment of Purchase Periods and Purchase Dates and other rights under any such offering. A participant may be enrolled in only one Offering Period at a time (for the avoidance of doubt, any participant who is a participant in an Assumed eBay ESPP Offering will continue to participate in such Assumed eBay ESPP Offering subject to the terms of the Plan, including but not limited to Sections 4, 11, and 12).

(d) As of the Effective Date, and upon the consummation of the Spin-Off, the offering periods and purchase periods that are pending at such time under any Assumed eBay ESPP Offerings shall be assumed by the Company pursuant to the terms of this Plan and be considered “Offering Periods” and “Purchase Periods” under the terms of this Plan as described in Section 5(b) above and the applicable commencement and ending dates of such periods shall correspond to the original dates of the original offering periods and purchase periods established under the eBay ESPP for each Assumed eBay ESPP Offering. The rights of participants with respect to such assumed Offering Periods and Purchase Periods thereafter shall, except as otherwise provided in this Plan, be subject to the terms of this Plan, provided that (i) such rights shall relate solely to shares of Common Stock and (ii) the Fair Market Value of a share of Common Stock on the applicable “Offering Date” and the maximum number of shares that may be purchased in any such Purchase Period, as determined under the terms of the original eBay ESPP, shall be as set forth in with Sections 8 and 10, respectively, of this Plan.

6. Participation in this Plan.

(a) An Eligible Employee may become a participant in the Plan by completing, within five (5) business days prior to the applicable Offering Date (or such other time frame set forth by the Administrator), a subscription agreement (through the Company’s online Plan enrollment process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures for enrollment in the Plan as may be established by the Administrator.

(b) Once an Eligible Employee becomes a participant in the Plan, the Eligible Employee will automatically participate in each succeeding Offering Period unless (i) he or she withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below, or (ii) ceases to be an Eligible Employee. Any such participant is not required to complete any additional subscription agreement, form or procedure in order to continue participation in this Plan, unless requested by the Administrator for legal or administrative reasons.

(c) If a participant in the Plan transfers employment between the Company and a Participating Subsidiary or between Participating Subsidiaries, his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan. Similarly, if a participant in the Plan transfers employment between Participating Affiliates, his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan. If a participant in the Plan transfers employment (i) from the Company or a Participating Subsidiary to a Participating Affiliate or (ii) from a Participating Affiliate to the Company or a Participating Subsidiary, he or she shall be deemed to withdraw from the Plan as of the transfer date and shall have his or her accumulated payroll deductions refunded to him or her (without interest, subject to Section 9(e) below) as soon as practicable following the transfer. Such former participant shall be entitled to re-enroll in the Plan as of the next Offering Period provided that he or she is an Eligible Employee at that time, completes a subscription agreement and follows the procedures set forth in Section 6(a) above. Notwithstanding the foregoing provisions of this Section 6(c), the Administrator may establish additional and/or different rules to govern transfers of employment among the Company and any Participating Subsidiary or Participating Affiliate, consistent with the applicable requirements of Code Section 423 and the terms of the Plan.

(d) In connection with the Spin-Off and pursuant to the terms of the Employee Matters Agreement between the Company and eBay, entered into in connection with the Spin-Off (the “Employee Matters Agreement”), each employee of the Company or its Subsidiaries who was participating in the eBay ESPP as of the Effective Date shall become an Eligible Employee as of the Effective Date and participate in the applicable Offering Period and Purchase Period assumed by the Company pursuant to Section 5(d) hereof in accordance with such employee’s subscription agreement in effect as of the Effective Date under the eBay ESPP.

7. Grant of Option. On the Offering Date of each Offering Period, and subject in all cases to the provisions of the Plan, each participant in the Plan shall be granted an option to purchase on each Purchase Date during the Offering Period (at the purchase price described in Section 8 below) up to that number of shares of Common Stock determined by dividing (a) the amount accumulated in such participant’s payroll deduction or other contribution account during such Purchase Period by (b) the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date (but in no event less than the par value of a share of Common Stock), provided, however, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares which may be purchased pursuant to Section 10(a) with respect to the applicable Purchase Date, or (y) the maximum number of shares set by the Administrator pursuant to Section 10(b) below with respect to the applicable Purchase Date. The Fair Market Value of a share of Common Stock shall be determined as provided in Section 8 below.

8. Purchase Price. The purchase price at which each share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The Fair Market Value on the Offering Date; or

(b) The Fair Market Value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) if such Common Stock is then quoted on the Nasdaq Global Select Market, its closing price on the Nasdaq Global Select Market on the date of determination as reported in The Wall Street Journal;

(ii) if such Common Stock is publicly traded and is then listed on another national securities exchange, its closing price on the date of determination on the principal national securities exchange on which Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(iii) if such Common Stock is publicly traded but is not quoted on the [Nasdaq Global Select Market] nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(iv) if none of the foregoing is applicable, by the Administrator in good faith.

With respect to each Assumed eBay ESPP Offering assumed by the Company in connection with the Spin-Off pursuant to Section 5(d) hereof and the Employee Matters Agreement, the Fair Market Value of a share of Common Stock on the applicable “Offering Date” shall be the fair market value of a share of common stock of eBay on such Offering Date, as determined under the terms of the eBay ESPP, adjusted by the Compensation Committee of eBay and the terms of the Employee Matters Agreement.

9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a) The purchase price of the shares of Common Stock shall be paid for by means of payroll deductions taken from the participant’s Compensation (as hereinafter defined) during each Purchase Period. Except as set forth in this Section 9, the amount of payroll deductions to be taken from a participant’s Compensation shall be determined by the Eligible Employee at the time of completing the subscription agreement and enrolling in the Plan as described in Section 6(a) above.

Notwithstanding the foregoing or any provisions to the contrary in the Plan, the Administrator may allow participants to make other contributions under the Plan via cash, check or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law and, for any Offering under the 423 Component, the Administrator determines that such other contributions are permissible under Section 423 of the Code.

The payroll deductions or other contributions are made as a percentage of the participant’s Compensation in one percent (1%) increments and shall not be less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Administrator. The Administrator shall determine whether the amount to be contributed is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such payday, or as either, and may also establish a minimum percentage or amount for such contributions.

Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Other contributions shall be made at the time and in the manner prescribed by the Administrator for the option and/or Offering under which other contributions are permitted pursuant to foregoing provisions of this section.

(b) For purposes of this Plan, “Compensation” means the following forms of cash remuneration earned or payable to a participant by the Company, a Participating Subsidiary or a Participating Affiliate during the applicable Offering Period: base wages; salary; overtime (including pay in lieu of meal time); performance or merit bonuses; commissions; shift differentials; language differentials; payments for paid time off and holidays; sabbatical pay; payments in lieu of notice; travel pay; retroactive pay; on-call/standby pay; hazard pay; bereavement pay; jury/witness duty pay; pay during a period of suspension; military leave pay; compensation deferred pursuant to Section 401(k) or Section 125 of the Code; distributions under any nonqualified deferred compensation plan; retention bonuses; or any other compensation or remuneration approved as “compensation” by the Administrator in accordance with Section 423 of the Code. For purposes of this Plan, “Compensation” shall not include forms of compensation or remuneration that are not included or covered by the first sentence in this Section 9(b), including the following: moving allowances; automobile allowances; gross-up payments; compensation deferred under any nonqualified deferred compensation plan; payments pursuant to a severance plan, agreement or arrangement; payments during a garden leave or other notice period preceding termination of employment; equalization payments; termination pay (including the payout of accrued vacation time in connection with any such termination); relocation allowances; expense reimbursements; meal allowances; commuting allowances; geographical hardship pay; any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction); sign-on bonuses; nonqualified executive compensation; any amounts directly or indirectly paid pursuant to this Plan or any other stock-based plan, including without limitation any stock option, stock purchase, restricted stock, restricted stock unit, deferred stock unit, or similar plan, of the Company or any Affiliate, or cash paid in lieu of any such awards; or any other compensation or remuneration determined not to be “compensation” by the Administrator in accordance with Section 423 of the Code. The Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Compensation for a subsequent Offering. Further, the Administrator shall have discretion to determine the application of this definition to participants on payrolls outside the United States.

(c) A participant may increase or decrease the rate of payroll deductions or other contributions during an Offering Period by completing a new authorization for payroll deductions or other contributions (through the Company’s online Plan process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures as may be established by the Administrator, in which case the new rate shall become effective as soon as administratively practicable after the participant elects such change and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions or other contributions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period.

A participant may increase or decrease the rate of payroll deductions or contributions for any subsequent Offering Period by completing a new authorization for payroll deductions or other contributions (through the Company’s online Plan process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures as may be established by the Administrator, not later than fifteen (15) business days before the beginning of such Offering Period or within such other time frame set forth by the Administrator.

(d) A participant may reduce his or her payroll deductions or contributions percentage to zero during an Offering Period by submitting to the Company a request for cessation of payroll deductions or other contributions (through the Company’s online Plan process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures as may be established by the Administrator. Such reduction shall be effective as soon as administratively practicable after the Participant elects such reduction and no further payroll deductions or contributions will be made for the duration of the Offering

Period. Payroll deductions or contributions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section 9(f) below. A participant may not resume making payroll deductions or other contributions during the Offering Period in which he or she reduced his or her payroll deductions or other contributions to zero.

(e) A participant’s payroll deductions or other contributions shall be credited to an account maintained on such participant’s behalf under this Plan. All payroll deductions or other contributions shall be deposited with the general funds of the Company and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or other contributions, unless otherwise required by the laws of the jurisdiction where the payroll deductions are taken or other contributions are made, as determined by the Administrator. No interest shall accrue on the payroll deductions or other contributions, unless otherwise required by the laws of the jurisdiction where the payroll deductions are taken or other contributions are made, as determined by the Administrator.

(f) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not withdrawn from the Offering Period in accordance with the requirements of Section 11(a), the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest (subject to Section 9(e) above); provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest (subject to Section 9(e) above), into the next Purchase Period or Offering Period and in the locations where the Administrator has determined that such rollover is available under the Plan, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest (subject to Section 9(e) above). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(g) Subject to Section 9(h) below, as promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

(h) At the time the option is exercised or at the time some or all of the shares of Common Stock issued under the Plan are disposed of (or at any other time that a taxable event related to the Plan occurs), the Plan participant must make adequate provision for any withholding obligation of the Company or a Participating Subsidiary or a Participating Affiliate with respect to federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to participant (including any amount deemed by the Company, in its sole discretion, to be an appropriate charge to Participant even if legally applicable to the Company or the participant’s employer). At any time, the Company or the participant’s employer may, but shall not be obligated to, withhold from the participant’s wages or other cash compensation the amount necessary for the Company or the participant’s employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the participant’s employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant. In addition, the Company or the participant’s employer may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or by any other method of withholding the Company or the participant’s employer deems appropriate.

(i) During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised and the purchased shares are issued or transferred to the participant.

10. Limitations on Shares to be Purchased.

(a) No participant shall be entitled to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary (and, if such participant was participating in the eBay ESPP immediately prior to the Effective Date, the eBay ESPP), exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the participant is outstanding at any time. The Company shall automatically suspend the payroll deductions or other contributions of any participant as necessary to enforce such limit provided that when the Company automatically resumes making such payroll deductions or accepting contributions, the Company shall apply the rate in effect immediately prior to such suspension.

(b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Administrator may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). Until otherwise determined by the Administrator, the Maximum Share Amount shall be [ • ] shares (subject to any adjustment pursuant to Section 14); provided that the Maximum Share Amount with respect to Purchase Periods assumed by the Company pursuant to Section 5(d) shall be [•] shares. If a new Maximum Share Amount is set, then all participants shall be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Administrator as set forth above.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Administrator shall determine to be equitable. In such event, the Company shall provide notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(d) Any funds accumulated in a participant’s account which are not used to purchase Common Stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest (subject to Section 9(e) above).

11. Withdrawal.

(a) Each participant may withdraw from a Purchase Period under this Plan by completing a notice of withdrawal (through the Company’s online Plan process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures for withdrawal from the Plan as may be established by the Administrator, at least fifteen (15) business days prior to the end of a Purchase Period or within such other time frame set forth by the Administrator.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest (subject to Section 9(e) above), and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by completing a subscription agreement in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c) If the Fair Market Value of a share of Common Stock on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value of a share of Common Stock on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A participant does not need to file any forms with the Company to be automatically enrolled in the subsequent Offering Period.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an Eligible Employee immediately terminates his or her participation in this Plan. For purposes of this Plan, a participant’s employment will be considered terminated as of the date that participant is no longer actively providing services as an employee and will not be extended by any notice period (i.e., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where participant is employed or the terms of participant’s employment agreement, if any, but is not actively providing services); the Administrator shall have the exclusive discretion to determine when the participant is no longer actively providing services for purposes of participation in the Plan. In such event, the funds credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (subject to Section 9(e) above).

13. Return of Payroll Deductions and Other Contributions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated pursuant to Section 25, the Company shall deliver to the participant all payroll deductions or other contributions credited to such participant’s account, without interest (subject to Section 9(e) above).

14. Capital Changes.

(a) In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting Common Stock (other than an Equity Restructuring, as defined in Section 14(c) below) occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), the Maximum Share Amount, the number and class of Common Stock covered by each outstanding option, and the purchase price per share of Common Stock covered by each option which has not yet been exercised.

(b) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14(a), the number and type of securities subject to each outstanding option and the price per share thereof, if applicable, will be equitably adjusted by the Administrator. The adjustments provided under this Section 14(b) shall be nondiscretionary and shall be final and binding on the affected participants and the Company.

(c) “Equity Restructuring” means a non-reciprocal transaction (i.e., a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its stockholders, such as a stock split, spin-off, rights offering, nonrecurring stock dividend or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of Common Stock underlying outstanding options.

(d) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Administrator and give each participant the right to purchase shares under this Plan prior to such termination.

(e) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, unless otherwise provided by the Administrator in its sole discretion, the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares will be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date. The Administrator may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Administrator and give each participant the right to purchase shares under this Plan prior to such termination.

15. Nonassignability. Neither payroll deductions or other contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 19 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Notice of Disposition. If the shares purchased in any Offering Period are not in the participant’s Company stock plan account, each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

17. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary or Participating Affiliate, or restrict the right of the Company or any Participating Subsidiary or Participating Affiliate to terminate such employee’s employment.

18. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19. Death of Participant. In the event of the death of a participant, the Company shall deliver the shares or cash, if any, credited to the participant’s account to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

20. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

21. Section 409A. The 423 Component is exempt from the application of Section 409A of the Code (“Section 409A”) and any ambiguities herein shall be interpreted to so be exempt from Section 409A. The Non-423 Component is intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

22. Tax Qualification. Although the Company may endeavor to (a) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 21. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on participants under the Plan.

23. Stockholder Approval. After this Plan is adopted by the Board, this Plan will become effective on the Effective Date. This Plan shall be subject to approval by the stockholders of the Company, in a manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time) or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan.

24. Governing Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25. Amendment or Termination of this Plan. The Administrator may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 23 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 23 above) if such amendment would:

(a) increase the number of shares that may be issued under this Plan; or

(b) change the designation of the corporations whose employees (or class of employees) are eligible for participation in this Plan.

For the avoidance of doubt, the authority to take action under this Section 25 may not be delegated to an officer or other employee. Notwithstanding the foregoing, the Administrator may make such amendments to the Plan as the Administrator determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.